UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 25, 2018

Forterra, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-37921	37-1830464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

511 East John Carpenter Freeway, 6th Floor, Irving, TX	75062
(Address of Principal Executive Offices)	(Zip Code)

(469) 458-7973
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2018, the Board of Directors (the “Board”) of Forterra, Inc. (the “Company”), elected Rafael Colorado to serve as a Class II member of the Board to fill the vacancy created by the resignation of Kyle Volluz, who resigned from the Board effective September 25, 2018.

Mr. Colorado, age 40, is a Director with Hudson Advisors L.P., or Hudson, an related party of the Company and Lone Star Fund IX (U.S.), L.P., or Lone Star, which beneficially owns the Company's controlling stockholder, Forterra U.S. Holdings, LLC, where Mr. Colorado advises on legal issues impacting operating companies that are affiliates of Lone Star within North America, as well as other corporate investments for which Hudson or its subsidiaries provide underwriting and asset management services in North America, a position he has held since January 2016. In particular, Mr. Colorado has been actively involved in the negotiation and closing of numerous acquisitions, asset sales and lending transactions, for the Company and other Lone Star portfolio companies. This is Mr. Colorado’s second stint with Hudson having previously served as a Vice President from 2008 to 2012. Before rejoining Hudson, Mr. Colorado was a Partner at the law firm of Perkins Coie LLP, from 2012 to 2016, where he supported clients in various types of mortgage banking transactions, private and public securities offerings, debt financing transactions and mergers and acquisitions. Prior to his time at Hudson, Mr. Colorado was an attorney with Bank of America and a Certified Public Accountant with Ernst & Young LLP. Mr. Colorado currently serves as a member of the board of directors of a number of privately held companies. Mr. Colorado graduated from the University of Texas at Austin where he obtained a Bachelor of Business Administration degree and a Master of Professional Accounting degree. Mr. Colorado also received a Juris Doctor degree with honors from the University of Texas School of Law. Mr. Colorado is a Certified Public Accountant in the state of Texas.

As a non-independent director, the Company will not compensate Mr. Colorado for his services rendered as a member of the Board; however, as previously disclosed, the Company enters into indemnification agreements with each of the Company's directors, including Mr. Colorado. Other than through his position with Hudson, as discussed above, there was no arrangement or understanding between Mr. Colorado and any other persons pursuant to which he was selected as director. Other than transactions involving the Company and its controlling stockholder, as disclosed in greater detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and which disclosure is incorporated herein by reference, there are no transactions that would require disclosure herein pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forterra, Inc.

/s/ Lori M. Browne
Lori M. Browne
Executive Vice President, General Counsel and Secretary
Date: October 1, 2018